Exhibit 23.3

RP® FINANCIAL, LC. Serving the Financial Services Industry Since 1988

                     September 10, 2010

Boards of Directors

SI Bancorp, MHC

SI Financial Group, Inc.

Savings Institute Bank and Trust Company

803 Main Street

Willimantic, Connecticut 06226

Members of the Boards:

We hereby consent to the use of our firm’s name in the Form AC Application for Conversion and Application H-(e)1-s, and any amendments thereto to be filed with the Office of Thrift Supervision, and in the Registration Statement on Form S-1, and any amendments thereto to be filed with the Securities and Exchange Commission. We also hereby consent to the inclusion of, summary of and references to our Valuation Appraisal Report and any Valuation Appraisal Report Updates in such filings including the prospectus of SI Financial Group, Inc. and to the reference to our firm under the heading “Experts” in the prospectus.

Sincerely,

RP FINANCIAL, LC.

Washington Headquarters Rosslyn Center	Telephone: (703) 528-1700
1700 North Moore Street, Suite 2210	Fax No.: (703) 528-1788
Arlington, VA 22209	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com